Exhibit 21

ALTRIA GROUP, INC. SUBSIDIARIES

Certain active subsidiaries of the Company and their subsidiaries as of December 31, 2005, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	State or Country of Organization
152999 Canada Inc.	Canada
3072440 Nova Scotia Company	Canada
AB Kraft Foods Lietuva	Lithuania
Abal Hermanos S.A.	Uruguay
Aberdare Developments Ltd.	British Virgin Islands
Aberdare Two Developments Ltd.	British Virgin Islands
AGF Pack, Inc.	Japan
AGF SP, Inc.	Japan
Agrotab Empreendimentos Agro-Industriais, S.A.	Portugal
Airco IHC, Inc.	Delaware
Ajinomoto General Foods, Inc.	Japan
Alimentos Especiales, Sociedad Anonima	Guatemala
Altria Corporate Services International, Inc.	Delaware
Altria Corporate Services, Inc.	New York
Altria Finance (Cayman Islands) Ltd.	Cayman Islands
Altria Finance (Europe) AG	Switzerland
Altria Insurance (Ireland) Limited	Ireland
Altria ITSC Europe, sarl	Switzerland
Altria Reinsurance (Ireland) Limited	Ireland
Arizona Promosyon Servisleri Limited Sirketi	Turkey
Balance Bar Company	Delaware
Batavia Trading Corporation	British Virgin Islands
Beijing Nabisco Food Company Ltd.	China
Boca Foods Company	Delaware
C.A. Tabacalera Nacional	Venezuela
Cafe Grand ‘Mere S.A.S.	France
Callard & Bowser-Suchard, Inc.	Delaware
Capri Sun, Inc.	Delaware
Carlton Lebensmittelvertriebs GmbH	Germany
Carnes y Conservas Espanolas, S.A.	Spain
Charles Stewart & Company (Kirkcaldy) Limited	United Kingdom
Churny Company, Inc.	Delaware
CJSC Philip Morris Ukraine	Ukraine
Closed Joint Stock Company Kraft Foods Ukraine	Ukraine
Compañia Colombiana de Tabaco S.A.	Colombia
Compania Venezolana de Conservas C.A.	Venezuela
Confibel S.A.	Belgium
Consiber, S.A.	Spain
Corporativo Kraft, S. de R.L. de C.V.	Mexico
Cote d’Or Italia S.r.l.	Italy
Dart Resorts Inc.	Delaware
Dumas B.V.	Netherlands
Duvanska Industrija Nis (DIN)	Serbia
El Gallito Industrial, S.A.	Costa Rica

Exhibit 21

Estrella A/S	Denmark
Fabrica de Cigarrillos El Progreso S.A.	Ecuador
Family Nutrition Company S.A.E.	Egypt
Fattorie Osella S.p.A.	Italy
Finalrealm Ltd.	United Kingdom
Franklin Baker Company of the Philippines	Philippines
Freezer Queen Foods (Canada) Limited	Canada
FTR Holding S.A.	Switzerland
Fulmer Corporation Limited	Bahamas
Gallatas United Biscuits, S.A.	Spain
Gelatinas Ecuatoriana S.A.	Ecuador
General Foods Credit Corporation	Delaware
General Foods Credit Investors No. 1 Corporation	Delaware
General Foods Credit Investors No. 2 Corporation	Delaware
General Foods Credit Investors No. 3 Corporation	Delaware
General Foods Foreign Sales Corporation	U.S. Virgin Islands
Godfrey Phillips (Malaysia) Sdn. Bhd.	Malaysia
Grant Holdings, Inc.	Pennsylvania
Grant Transit Co.	Delaware
GWP C.V.	Netherlands
HAG-Coffex SNC	France
Hervin Holdings, Inc.	Delaware
HNB Investment Corp.	Delaware
IKM BVBA	Belgium
IKM Panama Holding B.V.	Netherlands
Industrias Del Tabaco, Alimentos Y Bebidas S.A.	Ecuador
International Trademarks Incorporated	Delaware
Intertaba S.p.A.	Italy
Ioniki Trading S.A.	Greece
ITSC Asia Pacific Pty Ltd.	Australia
KFI-USLLC I	Delaware
KFI-USLLC V	Delaware
KFI-USLLC VII	Delaware
KFI-USLLC IX	Delaware
KFI-USLLC XI	Delaware
KJS India Private Limited	India
Kraft Canada Inc.	Canada
Kraft Food Ingredients Corp.	Delaware
Kraft Foods (Australia) Limited	Australia
Kraft Foods (Beijing) Company Limited	China
Kraft Foods (China) Company Limited	China
Kraft Foods (New Zealand) Limited	New Zealand
Kraft Foods (Philippines), Inc.	Philippines
Kraft Foods (Puerto Rico), Inc.	Puerto Rico
Kraft Foods (Singapore) Pte Ltd.	Singapore
Kraft Foods (Thailand) Limited	Thailand
Kraft Foods (Trinidad) Unlimited	Trinidad
Kraft Foods Argentina S.A.	Argentina
Kraft Foods AS	Norway
Kraft Foods Asia Pacific Holding LLC	Delaware
Kraft Foods Aviation, LLC	Wisconsin
Kraft Foods Belgium S.A.	Belgium
Kraft Foods Brasil S.A.	Brazil
Kraft Foods Bulgaria AD	Bulgaria

Exhibit 21

Kraft Foods Caribbean Sales Corp.	Delaware
Kraft Foods Central & Eastern Europe Service BV	Netherlands
Kraft Foods Chile S.A.	Chile
Kraft Foods Colombia Ltda	Colombia
Kraft Foods Colombia S.A.	Colombia
Kraft Foods Costa Rica, S.A.	Costa Rica
Kraft Foods CR s.r.o.	Czech Republic
Kraft Foods Danmark ApS	Denmark
Kraft Foods Danmark Holding A/S	Denmark
Kraft Foods de Mexico, S. de R.L. de C.V.	Mexico
Kraft Foods Deutschland GmbH	Germany
Kraft Foods Deutschland Holding GmbH	Germany
Kraft Foods Dominicana, S.A.	Dominican Republic
Kraft Foods Ecuador S.A.	Ecuador
Kraft Foods Egypt LLC	Egypt
Kraft Foods El Salvador S.A. de C.V.	El Salvador
Kraft Foods Espana, S.A.	Spain
Kraft Foods European Services Center s.r.o.	Slovakia
Kraft Foods Finance Europe AG	Switzerland
Kraft Foods France	France
Kraft Foods Global, Inc.	Delaware
Kraft Foods Hellas S.A.	Greece
Kraft Foods Holding (Europa) GmbH	Switzerland
Kraft Foods Holdings, Inc.	Delaware
Kraft Foods Holland Holding B.V.	Netherlands
Kraft Foods Honduras, S.A.	Honduras
Kraft Foods Hungaria Kft.	Hungary
Kraft Foods Inc.	Virginia
Kraft Foods International (EU) Ltd.	United Kingdom
Kraft Foods International CEEMA	Austria
Kraft Foods International Services, Inc.	Delaware
Kraft Foods International, Inc.	Delaware
Kraft Foods Ireland Limited	Ireland
Kraft Foods Italia S.p.A.	Italy
Kraft Foods Jamaica Limited	Jamaica
Kraft Foods Latin America Holding LLC	Delaware
Kraft Foods Laverune SNC	France
Kraft Foods Limited	Australia
Kraft Foods Limited (Asia)	Hong Kong
Kraft Foods Manufacturing Corporation	Delaware
Kraft Foods Manufacturing Midwest, Inc.	Delaware
Kraft Foods Manufacturing West, Inc.	Delaware
Kraft Foods Maroc SA	Morocco
Kraft Foods Mexico Holding I B.V.	Netherlands
Kraft Foods Mexico Holding II B.V.	Netherlands
Kraft Foods Middle East & Africa Ltd.	United Kingdom
Kraft Foods Namur S.A.	Belgium
Kraft Foods Nederland B.V.	Netherlands
Kraft Foods Nicaragua S.A.	Nicaragua
Kraft Foods Norge AS	Norway
Kraft Foods Oesterreich GmbH	Austria
Kraft Foods Panama, S.A.	Panama

Exhibit 21

Kraft Foods Peru S.A.	Peru
Kraft Foods Polska Sp.z o.o.	Poland
Kraft Foods Portugal Produtos Alimentares Lda.	Portugal
Kraft Foods Puerto Rico Holding LLC	Delaware
Kraft Foods Romania SA	Romania
Kraft Foods Schweiz AG	Switzerland
Kraft Foods Schweiz Holding AG	Switzerland
Kraft Foods Slovakia, a.s.	Slovakia
Kraft Foods South Africa Pty Ltd.	South Africa
Kraft Foods Strasbourg SNC	France
Kraft Foods Sverige AB	Sweden
Kraft Foods Sverige Holding AB	Sweden
Kraft Foods Taiwan Holdings LLC	Delaware
Kraft Foods Taiwan Limited	Taiwan
Kraft Foods UK Ltd.	United Kingdom
Kraft Foods Uruguay S.A.	Uruguay
Kraft Foods Venezuela, C.A.	Venezuela
Kraft Foods Zagreb d.o.o.	Croatia
Kraft Gida Sanayi Ve Ticaret Anonim Sirketi	Turkey
Kraft Guangtong Food Company, Limited	China
Kraft Insurance (Ireland) Limited	Ireland
Kraft Jacobs Suchard (Australia) Pty Ltd.	Australia
Kraft Jacobs Suchard La Vosgienne	France
Kraft Japan, K.K.	Japan
Kraft Pizza Company	Delaware
Kraft Reinsurance (Ireland) Limited	Ireland
Kraft Tianmei Food (Tianjin) Co., Ltd.	China
Krema Limited	Ireland
KTL S. de R.L. de C.V.	Mexico
Lanes Biscuits Pty Ltd	Australia
Lanes Food (Australia) Pty Ltd	Australia
Le Rhône Investment Corp.	Delaware
Lowney Inc.	Canada
Management Subsidiary Holdings Inc.	Virginia
Massalin Particulares S.A.	Argentina
Mendiola y Compania, S.A.	Costa Rica
Michigan Investment Corp.	Delaware
Mirabell Salzburger Confiserie-Und Bisquit GmbH	Austria
Nabisco Arabia Co. Ltd.	Saudi Arabia
Nabisco Caribbean Export, Inc.	Delaware
Nabisco de Nicaragua, S.A.	Nicaragua
Nabisco Euro Holdings Ltd.	Cayman Islands
Nabisco Food (Suzhou) Co. Ltd.	China
Nabisco Group Ltd.	Delaware
Nabisco Inversiones S.R.L.	Argentina
Nabisco Investments, Inc.	Delaware
Nabisco Taiwan Corporation	Taiwan
Nabisco, Inc. Foreign Sales Corporation	U.S. Virgin Islands
NISA Holdings LLC	Delaware
NSA Holding LLC	Delaware
OAO Philip Morris Kuban	Russia
OMFC Service Company	Delaware

Exhibit 21

One Channel Corp.	Delaware
OOO Kraft Foods Rus	Russia
OOO Kraft Foods Sales & Marketing	Russia
OOO Kraft Foods	Russia
Orecla Realty, Inc.	Philippines
Oy Kraft Foods Finland Ab	Finland
P.T. Kraft Ultrajaya Indonesia	Indonesia
P.T. Sampoerna JL Sdn. Bhd.	Malaysia
Papastratos Cigarette Manufacturing Company S.A.	Greece
Papastratos International BV	Netherlands
Park (U.K.) Limited	United Kingdom
Park 1989 B.V.	Netherlands
Park Export Corporation	Virgin Islands
Park International S.A.	Switzerland
Phenix Leasing Corporation	Delaware
Phenix Management Corporation	Delaware
Philip Morris (Australia) Limited	Australia
Philip Morris (China) Management Co. Ltd.	China
Philip Morris (Malaysia) Sdn. Bhd.	Malaysia
Philip Morris (Portugal) Empresa Comercial de Tabacos, Limitada	Portugal
Philip Morris (Thailand) Ltd	Delaware
Philip Morris AB	Sweden
Philip Morris ApS	Denmark
Philip Morris Asia Limited	Hong Kong
Philip Morris Belgium BVBA	Belgium
Philip Morris Belgrade D.o.o.	Serbia
Philip Morris Benelux B.V.B.A.	Belgium
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Brasil S.A.	Delaware
Philip Morris Capital Corporation	Delaware
Philip Morris Chile Comercializadora Ltda	Chile
Philip Morris China Holdings Sarl	Switzerland
Philip Morris Colombia S.A.	Colombia
Philip Morris CR a.s.	Czech Republic
Philip Morris Duty Free Inc.	Delaware
Philip Morris Eesti Osauhing	Estonia
Philip Morris Exports Sarl	Switzerland
Philip Morris Finland OY	Finland
Philip Morris France S.A.S.	France
Philip Morris GmbH	Germany
Philip Morris Holland B.V.	Netherlands
Philip Morris Hungary Cigarette Trading Ltd.	Hungary
Philip Morris India Private Ltd.	India
Philip Morris Information Services Limited	Australia
Philip Morris International Finance Corporation	Delaware
Philip Morris International Holdings GmbH	Switzerland
Philip Morris International Inc.	Delaware
Philip Morris International Investments Inc.	Delaware
Philip Morris International Management SA	Switzerland
Philip Morris International Services Sarl	Switzerland
Philip Morris Investments Sarl	Switzerland
Philip Morris Italia Srl	Italy
Philip Morris Japan Kabushiki Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	Korea
Philip Morris Kuwait Company W.L.L.	Kuwait
Philip Morris Latin America & Canada Inc.	Delaware

Exhibit 21

Philip Morris Latin America Sales Corp.	Delaware
Philip Morris Limited	United Kingdom
Philip Morris Ljubljana d.o.o.	Slovenia
Philip Morris Luxembourg S.a.r.l.	Luxembourg
Philip Morris Management Services B.V.	Netherlands
Philip Morris Management Services SA	Switzerland
Philip Morris Mexico, S.A. de C.V.	Mexico
Philip Morris Nicaragua S.A.	Nicaragua
Philip Morris Overseas Investment Corp.	Delaware
Philip Morris Paraguay S.A.	Paraguay
Philip Morris Participations B.V.	Netherlands
Philip Morris Peru S.A.	Peru
Philip Morris Philippines Manufacturing Inc.	Philippines
Philip Morris Polska S.A.	Poland
Philip Morris Products Inc.	Virginia
Philip Morris Products S.A.	Switzerland
Philip Morris Research Laboratories BVBA	Belgium
Philip Morris Research Laboratories GmbH	Germany
Philip Morris Reunion s.a.r.l.	France
Philip Morris Romania S.R.L.	Romania
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales & Marketing Ltd.	Russia
Philip Morris Sdn Bhd	Brunei
Philip Morris Services India S.A.	Switzerland
Philip Morris Services S.A.	Switzerland
Philip Morris Singapore Pte. Ltd.	Singapore
Philip Morris Skopje d.o.o.e.l.	Macedonia
Philip Morris Slovakia s.r.o.	Slovakia
Philip Morris South Africa (Pty) Ltd.	South Africa
Philip Morris Spain, S.L., Sociedad Unipersonal	Spain
Philip Morris Taiwan S.A.	Switzerland
Philip Morris USA Inc.	Virginia
Philip Morris Vietnam S.A.	Switzerland
Philip Morris West & Central Africa SARL	Benin
Philip Morris West Africa SARL	Senegal
Philip Morris World Trade S.à.r.l.	Switzerland
Philip Morris Zagreb d.o.o.	Croatia
PHILSA Philip Morris Sabanci Sigara ve Tütüncülük Sanayi ve Ticaret A.S.	Turkey
PMCC Europe GmbH	Germany
PMCC Investors No. 1 Corporation	Delaware
PMCC Investors No. 2 Corporation	Delaware
PMCC Investors No. 3 Corporation	Delaware
PMCC Investors No. 4 Corporation	Delaware
PMCC Leasing Corporation	Delaware
PMI Aviation Services SA	Switzerland
PMI Engineering S.A.	Switzerland
PMI Global Services Inc.	Delaware
PMM-S.G.P.S., S.A.	Portugal
Productos Kraft, S. de R.L.de C.V.	Mexico
Produtos Alimenticios Pilar Ltda.	Brazil
Proesa, Sociedad Anonima	Guatemala
Proveedora Ecuatoriana S.A. (Proesa)	Ecuador
PT Asia Tembakau	Indonesia
PT Graha Sampoerna	Indonesia
PT Handal Logistik Nusantara	Indonesia
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Integrated Business Solution Asia	Indonesia

Exhibit 21

PT Kraft Foods Indonesia Limited	Indonesia
PT Nabisco Foods	Indonesia
PT Perusahaan Dagang dan Industri Panamas	Indonesia
PT Philip Morris Indonesia	Indonesia
PT Sampoerna Air Nusantara	Indonesia
PT Sampoerna Printpack	Indonesia
PT Sumber Alfaria Trijaya	Indonesia
PT Taman Dayu	Indonesia
PT Wahana Sampoerna	Indonesia
Riespri S.L.	Spain
Sampoerna Asia Pte Ltd	Singapore
Sampoerna International Finance Company B.V.	Netherlands
Sampoerna International Pte Ltd	Singapore
Sampoerna Investment Corporation	British Virgin Islands
Sampoerna Latin America Limited	British Virgin Islands
Sampoerna Taiwan Corporation	British Virgin Islands
Sampoerna Tobacos America Latina Ltda.	Brazil
SB Leasing Inc.	Delaware
Servicios Corporativos Philip Morris, S. de R. L. de C. V.	Mexico
Seven Seas Foods, Inc.	Delaware
SIA Philip Morris Latvia	Latvia
Stella D’oro Biscuit Co., Inc.	New York
Sterling Tobacco Corporation	Philippines
Tabacalera Andina SA (Tanasa)	Ecuador
Tabacalera Centroamericana, S.A.	Guatemala
Tabacalera Costarricense S.A.	Costa Rica
Tabacalera de El Salvador S.A. de C.V.	El Salvador
Tabamark S.A.	Uruguay
Tabaqueira, S.A.	Portugal
Taloca AG	Switzerland
Taloca Cafe Ltda	Brazil
Taloca y Cia Ltda.	Colombia
Tanasec Panama Sociedad en Comandita por Acciones	Panama
Tassimo Corporation	Delaware
Technology Enterprise Computing Works, LLC	Virginia
The Hervin Company	Oregon
The United Kingdom Tobacco Company Limited	United Kingdom
Trademarks LLC	Delaware
Trimaran Leasing Investors, L.L.C.-II	Delaware
UAB Philip Morris Lietuva	Lithuania
Veryfine Products, Inc.	Massachusetts
Vict. Th. Engwall & Co., Inc.	Delaware
Vinasa Investment Corporation	British Virgin Islands
Votesor BV	Netherlands
Wolverine Investment Corp.	Delaware
Yili-Nabisco Biscuit & Food Company Limited	China
ZAO Philip Morris Izhora	Russia